Exhibit 99.2

                           Form 4 Continuation Sheet
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This Statement on Form 4 is filed by TCG Holdings L.L.C., a Delaware limited liability company. The principal business address is c/o The Carlyle Group, 1001
Pennsylvania Avenue NW, Suite 2200 South, Washington, DC 20004.

Name of Designated Filer:  TCG Holdings L.L.C.
Date of Event Requiring Statement:  July 27, 2004
Issuer Name and Ticker or Trading Symbol:  Dex Media, Inc.  (DEX)

                                           TCG HOLDINGS, L.L.C.

                                           By: /s/ BRUCE ROSENBLUM
                                           ----------------------------
                                           Name: Bruce Rosenblum
                                           Title: Managing Director